UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023 (December 22, 2023)

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38825	82-3447941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Montgomery Street, Suite 1000

San Francisco, CA 94111

(Address of principal executive offices)

(415) 671-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 per share	LVOX	The NASDAQ Stock Market LLC

Redeemable Warrants, each whole Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	LVOXW	The NASDAQ Stock Market LLC

Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	LVOXU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K of LiveVox Holdings, Inc. (the “Company”), filed on December 22, 2023 (the “Original 8-K”), regarding, among other matters, the consummation of the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of October 3, 2023 (the “Merger Agreement”), by and among the Company, inContact, Inc., a Delaware corporation (“Parent”), Laser Bridge Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and NICE Ltd., a company organized under the laws of the State of Israel. This Amendment includes as an exhibit a corrected Notice to Holders of Company Warrants that was filed as Exhibit No. 99.1 to the Original 8-K. The disclosure contained in Item 9.01 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 9.01 of this Amendment.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Notice to Holders of Company Warrants dated January 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023

LIVEVOX HOLDINGS, INC.

By:
Name:	Barry Cooper
Title:	President